UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 4, 2009
GATX Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 4, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of GATX Corporation (the “Company”) granted to each executive officer of the Company identified below (each, a “Named Executive Officer”) the number of stock appreciation rights (“SARs”) and performance shares set forth opposite his or her name:

Name and Title	Stock Appreciation Rights	Performance Shares

	(#) (1)	(Target #) (2)

Brian A. Kenney	73,900	33,240
Chairman of the Board, President and Chief Executive Officer

Robert C. Lyons	17,600	7,920
Senior Vice President and Chief Financial Officer

James F. Earl	26,600	11,950
Executive Vice President and Chief Operating Officer

Deborah A. Golden	11,400	5,120
Senior Vice President, General Counsel and Secretary

Clifford J. Porzenheim	10,500	4,750
Senior Vice President, Strategic Growth

(1)	SARs have an exercise price of $16.685 per share, which was equal to the average of the high and the low prices of GATX common stock on the date of the grant. SARs have a seven year term and vest in three equal annual installments beginning on the first anniversary of the grant date.

(2)	Performance shares are earned based on achievement of pre-established performance goals over a three-year performance period. The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant.
     The SARs and performance shares were granted to the Named Executive Officers under the Company’s 2004 Equity Incentive Compensation Plan, as amended (the “Plan”). Except as described below, these grants were made on the substantially same terms and conditions as those contained in the Company’s forms of Stock-Settled Appreciation Right (SAR) Agreement and Performance Share Agreement for grants to executive officers under the Plan.
     Effective March 4, 2009, the Committee modified the standard terms of the Company’s long-term equity incentive awards such that awards granted on and after that date are subject to a “double trigger” for vesting in the event of a change of control of the Company, rather than the “single trigger” vesting the Company had used in the past. As a result of this modification, if a change of control occurs and, within two years after the change in control, the executive’s employment is terminated by the Company without cause or the executive resigns for good reason, all unvested SARs and performance shares granted to the executive prior to the change of control will vest, subject to the terms and conditions of the applicable SAR or performance share agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)

/s/ Deborah A. Golden

Deborah A. Golden Senior Vice President, General Counsel and Secretary (Duly Authorized Officer)
Date: March 25, 2009